Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Investment Trust:

We hereby consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Highlights" in Post-Effective Amendment No. 95 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Equity Asset Fund, Standish Small Capitalization Equity Fund II, Standish Intermediate Tax Exempt Bond Fund, Massachusetts Intermediate Tax Exempt Bond Fund, Standish Tax-Sensitive Equity Fund and Standish Small Cap Tax-Sensitive Equity Fund.


                                                PricewaterhouseCoopers LLP


Boston, Massachusetts
November 29, 1999